Exhibit 10.17

Equity Group Investments
Two North Riverside Plaza, Suite 600
Chicago, Illinois 60606
Attention: Joseph Miron
Dear Mr. Miron:
This letter agreement, dated as of July 19, 2024, will confirm our understanding of the basis on which EGI-AM Investments, L.L.C. (together with its affiliates, “EGI”) will provide, directly or indirectly, on a non-exclusive basis, certain advisory services to Ardent Health Partners, Inc. (together with its affiliates and subsidiaries, the “Company”) in connection with Matters (as such term is defined herein).
1.Strategic, Advisory and Consulting Services. EGI hereby agrees that, during the Term (as such term is defined herein), to the extent requested by the Company and deemed appropriate by EGI, EGI shall render to the Company, by and through itself, its affiliates, and its respective officers, members, employees and representatives as EGI in its sole discretion shall designate from time to time, advisory and consulting services in relation to the affairs of the Company in connection with ongoing strategic and operational oversight of the Company, which may include, without limitation, (a) advice on financing structures and relationships with the Company’s lenders and bankers; (b) advice regarding public and private offerings of debt and equity securities of the Company; (c) advice regarding asset dispositions, acquisitions or other asset management strategies; (d) advice regarding potential business acquisitions, dispositions or combinations involving the Company or its affiliates (which advice may include, by way of illustration only, identifying and evaluating candidates for acquisitions, dispositions or business combination transactions, assisting the Company in evaluating and responding to inquiries and proposals that may be received by the Company regarding potential acquisitions, dispositions or business combination transactions, assisting the Company in negotiations in respect of acquisitions, dispositions or business combination transactions and consulting with and assisting the Company’s counsel and accountants in the structuring and execution of acquisitions, dispositions or business combination transactions); and (e) such other advice directly related or ancillary to the above strategic, advisory and consulting services as may be reasonably requested by the Company (any transaction or matter being the subject matter of any advice provided hereunder directly or indirectly by EGI being referred to herein as a “Matter”). Except as provided in Section 4 hereof, EGI shall not charge a fee for the provision of strategic, advisory and consulting services set forth in this Section 1. The Company acknowledges and agrees that the Company shall rely solely on the counsel of its own attorneys regarding legal matters and shall consult with and rely solely upon the advice of its own tax advisors and other advisers regarding the tax consequences and other economic considerations with respect to any Matter.

2.Additional Services. In addition to the strategic, advisory and consulting services set forth in Section 1 hereof, upon the request of the Company, EGI may also provide such additional services as may be agreed upon in writing by the Company and EGI and specifically set forth as an addendum to this letter agreement (an “Addendum”). Any such Addendum shall set forth in reasonable detail the nature of the services to be provided and the charges associated with such services.
3.Information and Access Rights. During the Term, so long as EGI, any affiliates of EGI, successors-in-interest to EGI, affiliate transferees of any shares of Company common stock held by EGI and any other controlled subsidiary of the foregoing collectively beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) in the aggregate shares representing at least five percent (5%) of the total number of shares of Company common stock issued and outstanding, the Company shall provide EGI and its designated Representatives with (a) any business plan and budget of the Company and such other financial and operating data, reports and other information with respect to the business, assets, properties, prospects or corporate affairs of the Company as EGI may from time to time reasonably request (including any data and reports made available to officers of the Company), provided that (x) any documents or other information filed by the Company with the EDGAR system of the U.S. Securities and Exchange Commission need not be separately provided by the Company to EGI and (y) EGI shall maintain the confidentiality of any such data, reports and information provided hereunder in accordance with Section 5, and (b) reasonable access during normal business hours, upon reasonable advance notice to an officer of the Company, to (i) the premises of the Company and its subsidiaries, (ii) the books, computer software application systems, files and records of the Company and its subsidiaries and (iii) the Company’s officers and other key employees for consultation with EGI with respect to matters relating to the business and affairs of the Company; provided that such access shall not (x) violate any confidentiality agreement between the Company and a third party or (y) result in the waiver of any attorney-client, attorney work product or other similar legal privilege asserted by the Company in good faith.
4.Reimbursement of Expenses. Whether or not any proposed Matter is consummated, the Company agrees to periodically reimburse EGI, upon request, for: (a) EGI’s travel and other out-of-pocket expenses, provided, however, that in the event such expenses exceed $50,000 in the aggregate with respect to any single proposed Matter, EGI shall first obtain the Company’s consent before incurring additional reimbursable expenses, and (b) provided the Company’s prior consent to their engagement with respect to any particular proposed Matter is obtained, all reasonable fees and disbursements of counsel, accountants and other professionals, in each case incurred in connection with EGI’s services under this letter agreement. The Company agrees that, in lieu of reimbursing EGI for such expenses, EGI may forward to the Company invoices for the same, and the Company shall promptly pay such invoices directly to the payee.
5.Confidentiality. The Company acknowledges and agrees that from time to time Confidential Information of the Company has been, and in the future may be, shared between EGI and its Representatives and Representatives of the Company (including, without limitation, directors of the Company that may be otherwise affiliated with EGI) in connection with the provision of advice by EGI to the Company and such Representatives. The parties hereby agree that such Confidential Information may continue to be so shared, and such sharing of information is ratified and approved; provided, however, that EGI and its Representatives (x) comply with the confidentiality provisions of this Section 5 and the terms of any confidentiality agreement, non-disclosure agreement or similar agreement executed by the Company (a copy of which is provided by the Company to EGI) in connection with a Matter that pertains to Confidential Information and (y) adhere to the Company’s trading policies with respect to the Company’s stock that are at least as restrictive as those applicable to the Company’s directors. EGI hereby agrees that it shall not provide access to any Confidential Information to any person or entity who is not a Representative of EGI; provided, however, that EGI may not waive, on behalf of the Company, the attorney-client privilege or other applicable confidentiality protections with respect to any such Confidential Information provided by EGI to its outside counsel; and provided, further, that EGI and its Representatives and Representatives of the Company (including directors of the Company that may be otherwise affiliated with EGI) shall not be prohibited from (i) obtaining, using or retaining any Confidential Information for purposes of monitoring and evaluating EGI’s (or its affiliates) investment in the Company or exercising any voting, governance, control or other rights and responsibilities in the capacity as a stockholder of the Company or as a member of the Board of Directors of the Company, or (ii) from disclosing the Confidential Information pursuant to any request in connection with any legal, administrative or regulatory proceeding, process or investigation; provided, however, to the extent legally permissible, EGI will promptly notify the Company of the request so that the Company may seek a protective order or other remedy. EGI will cooperate with the Company on a reasonable basis and at the Company’s request and expense in its efforts to obtain such a protective order or other remedy. As used in this letter agreement, (x) the term “Confidential Information” means any and all non-public information (whether in written, oral, digital or other tangible or intangible form) in respect of a Matter, any party thereto or any affiliate or subsidiary of any such party that is provided to EGI or its Representatives by or at the request of the Company (including, without limitation, by any of the Representatives of the Company), whether provided before or after the date of this letter agreement, together with all analyses, reports, notes, compilations, forecasts, studies or other documents or materials, whether prepared by EGI or its Representatives, that contain or otherwise reflect such information or its review of, or interest in, the Matter; provided, however, that the term “Confidential Information” shall not include (and EGI shall have no obligation with respect to) any information which (a) is or becomes available to the public other than as a result of a disclosure by EGI or its Representatives (as such term is hereinafter defined) in violation hereof, (b) was available to EGI on a non-confidential basis prior to its disclosure by or at the request of the Company (including, without limitation, by any of the Representatives of the Company), (c) becomes available to EGI on a non-confidential basis from a person (other than the Company or any of its Representatives) who is not known to EGI to be prohibited from disclosing such information to EGI by a legal, contractual or fiduciary obligation, or (d) is independently developed by EGI or on EGI’s behalf without violating any of EGI’s obligations hereunder; (y) the “Representatives” of a person are its affiliates, and its and their directors, officers, managers, members, partners, employees, representatives, financial, legal, accounting and other advisors (including, without limitation, consultants, bankers, financial advisers and any representatives of any such advisers), potential sources of capital and agents of such person or affiliate; and (z) the term “person” shall be broadly interpreted to include, without limitation, the media and any corporation, partnership, group, individual or other entity. The parties hereby agree that this paragraph shall survive the termination of this letter agreement.
6.Indemnification; No Liability. In consideration of EGI’s services as described herein or provided under this letter agreement, including, without limitation, any Addendum hereto, the Company agrees to indemnify and hold harmless EGI, its direct and indirect affiliates (including, without limitation, any trust companies) and each of their respective directors, officers, agents, employees, trustees, trust beneficiaries, other Representatives, stockholders, partners, members and other affiliated persons (each of the foregoing, an “Indemnified Party”) against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (collectively, “Losses”) relating to or arising out of this letter agreement or EGI’s provision of any services hereunder and will reimburse each Indemnified Party for reasonable attorneys’, accountants’, investigators’, and experts’ fees and expenses and other out-of-pocket fees and expenses incurred in connection with investigating or defending any such Losses, whether or not in connection with pending or threatened litigation in which any Indemnified Party is a party; provided, however, that the Company will not be liable in any such case for Losses or expenses that a court of competent jurisdiction shall have determined in a final unappealable judgment to have arisen primarily from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification. In addition, neither EGI nor any other Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) related to or arising from this letter agreement or EGI’s provision of any services hereunder, except for liability for losses, claims, damages and expenses that a court of competent jurisdiction shall have determined in a final unappealable judgment to have arisen primarily from EGI’s gross negligence, bad faith or willful misconduct. The Company expressly acknowledges and agrees that each Indemnified Party is an intended third party beneficiary of this Section 6, and that each Indemnified Party shall have the right individually to enforce the terms and provisions of this Section 6.
7.Permissible Activities. Subject to applicable law, nothing herein shall in any way preclude EGI or any other Indemnified Party from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the Company.
8.Term. The term of this letter agreement (the “Term”) shall be for a period of one year beginning on the date hereof. The Term shall be automatically extended for successive one-year periods ending on the anniversary date of the initial Term or any renewal Term, as applicable, unless EGI or the Company provides the other party hereto with written notice at least 60 days prior to any such anniversary date that it desires to terminate this letter agreement (in which case this letter agreement will terminate on such anniversary date). Notwithstanding the foregoing, either EGI or the Company may terminate this letter agreement at any time for any reason upon at least 60 days’ prior written notice to the other party hereto. The provisions of Sections 5 and 6 and otherwise as the context so requires shall survive the termination of this letter agreement.

9.Governing Law; Amendments. This letter agreement (a) shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the principles of conflicts of law, (b) contains the complete and entire understanding and agreement of EGI and the Company with respect to the specific subject matter hereof, and supersedes all unperformed prior understandings, conditions and agreements, oral or written, express or implied, respecting EGI’s provision of services in connection with any contemplated Matter and the other subject matter specifically addressed herein, and (c) may be amended or modified in a writing duly executed by both of the parties hereto and not by any course of conduct, course of dealing or purported oral amendment or modification. The waiver by either party of a breach of any provision of this letter agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.
10.Acknowledgment. EGI hereby acknowledges that it is aware that the securities laws of the United States prohibit any person who is in possession of material, non-public information concerning the Company from purchasing or selling securities on the basis of such information or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities on the basis of such information.
11.Assignment. Neither EGI nor the Company may assign or delegate their rights or obligations under this letter agreement without the express written consent of the other party hereto, except that (a) EGI may assign any and all of its rights under this letter agreement to receive reimbursement of EGI’s expenses as provided in this letter agreement, (b) EGI may assign this letter agreement to an affiliate controlled by EGI, and (c) the Company’s rights and obligations hereunder may be assigned and delegated by operation of law pursuant to any merger, reorganization or similar business combination. This letter agreement and all the obligations and benefits hereunder shall be binding upon and shall inure to the successors and permitted assigns of the parties.
12.Severability. Any provision of this letter agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.Counterparts; Electronic Signatures. This letter agreement may be executed in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the parties. The parties may deliver executed signature pages to this letter agreement by facsimile or email transmission. No party may raise as a defense to the formation or enforceability of this Agreement, and each party forever waives any such defense, either (i) the use of a facsimile or email transmission to deliver a signature or (ii) the fact that any signature was signed and subsequently transmitted by facsimile or email transmission. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this letter agreement or any document to be signed in connection with this letter agreement shall be deemed to include electronic signatures (including, without limitation, DocuSign and AdobeSign), deliveries or the keeping of records in electronic form in compliance with the U.S. federal ESIGN Act of 2000 or any comparable state statutes, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[SIGNATURE PAGE FOLLOWS]

If the foregoing accurately sets forth our understanding and agreement, please so signify by signing and returning to us the enclosed duplicate hereof.

Very truly yours,
ARDENT HEALTH PARTNERS, INC.

By:    /s/ Stephen C. Petrovich
    Name:    Stephen C. Petrovich
    Title:        Executive Vice President, General Counsel and Secretary

Accepted and agreed
to as of the date
first above written:
EGI-AM INVESTMENTS, L.L.C.

By:    /s/ Philip G. Tinkler
Name:    Philip G. Tinkler
Title:    Vice President

[Signature Page to Advisory Services Agreement]